UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)

                                 April 13, 2010

                                    814-00201
                            (Commission File Number)

                                MVC CAPITAL, INC.
                                  (the "Fund")
             (Exact name of registrant as specified in its charter)

                               DELAWARE, 943346760
      (Jurisdiction of Incorporation) (IRS Employer Identification Number)

                                287 Bowman Avenue
                                    2nd Floor
                               Purchase, NY 10577
              (Address of registrant's principal executive office)

                                  914-701-0310
                         (Registrant's telephone number)
                     ---------------------------------------

          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information provided in Item 2.03 below is incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On April 13, 2010, MVC Capital, Inc. (the "FUND") and MVC Financial Services, Inc., as co-borrower renewed a three-year, $50 million term credit facility (the "CREDIT FACILITY") with Guggenheim Corporate Funding, LLC ("GUGGENHEIM") as administrative agent to the lenders. The Fund's prior $100 million credit facility with Guggenheim, consisting of $50 million in term debt and $50 million in revolving credit, was due to expire on April 27, 2010. The proceeds from the Credit Facility are expected to be used to fund new and existing portfolio investments, pay fees and expenses related to the financing or for general corporate purposes. The Credit Facility will expire on April 27, 2013, at which time all outstanding amounts under the Credit Facility will be due and payable.

Borrowings under the Credit Facility will bear interest at a floating rate equal to, at the Fund's option, either: (i) the LIBOR rate plus 4.50% per annum, with a 1.25% LIBOR floor, or (ii) the Prime Rate in effect from time to time plus 3.50% per annum, with a Prime Rate floor of 2.25%. Borrowings under the Credit Facility will be secured amongst other things by cash, cash equivalents, debt investments, accounts receivable, equipment, instruments, general intangibles, the capital stock of MVC Financial Services, Inc. and any proceeds from all the aforementioned items as well as all other property, except for the Fund's current and future equity investments in portfolio companies.

The Credit Facility contains customary representations and warranties and affirmative and negative covenants. The Credit Facility contains customary events of default, including (without limitation): nonpayment of principal, interest, fees or other amounts after a stated grace period; inaccuracy of material representations and warranties; material changes in business conduct; change of control; violations of covenants, subject in certain cases to stated cure periods; certain bankruptcies and liquidations; and attachment or seizures of a material part of the Fund's assets that are not stayed or dismissed within a stated cure period.

If an event of default occurs and is continuing, the Fund may be required to repay all amounts outstanding under the Credit Facility.

In addition, the Fund remains a party to a Guarantee and Collateral Agreement with Guggenheim pursuant to which the Fund has pledged its debt investments as collateral for any borrowings made by the Fund pursuant to the Credit Facility, as well as other property but excluding the Fund's current and future equity investments in portfolio companies. Guggenheim has the

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typical rights and remedies of a secured lender under the Uniform Commercial
Code, including the right to foreclose on the collateral pledged by the Fund. In order to perfect the pledge described above, the Fund remains a party to a Securities Account Control Agreement with Guggenheim through US Bank National Association, the Fund's custodian, with respect to certain of the collateral pledged to secure the Credit Facility.


ITEM 8.01.  OTHER EVENTS.

As an additional liquidity resource, during the Fund's second fiscal quarter, it received repayment on its term loans from Henry Company of approximately $3.5 million and its senior secured term loans from Innovative Brands, LLC of approximately $10 million.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



MVC CAPITAL, INC.


By: /s/ Michael Tokarz
    ------------------
        Michael Tokarz
        Chairman


Dated:  April 14, 2010